EXHIBIT 32.1


                           Certification Pursuant to
                            18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report on Form 10-QSB of Neurologix, Inc., a Delaware corporation (the "Company"), for the three months ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Michael Sorell, in the capacities set forth below, hereby certifies, pursuant to 18 U.S.C. s. 1350, as adopted pursuant to
s. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company


                               /s/ Michael Sorell
                               -----------------------------------------------
November 14, 2005              Michael Sorell
                               President and Chief Executive Officer
                               (as Principal Executive Officer)


                               /s/ Michael Sorell
                               -----------------------------------------------
November 14, 2005              Michael Sorell
                               President and Chief Executive Officer
                               (as Principal Accounting Officer/Principal
                               Financial Officer)


         This certification accompanies the Report pursuant to s. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of s.18 of the Securities Exchange Act of 1934, as amended.